Exhibit 10.1

AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of October 8, 2009, by and among Spencer Capital Management, LLC, Spencer Capital Partners, LLC, Value Fund Advisors, LLC, Boston Avenue Capital, LLC, Yorktown Avenue Capital, LLC and Spencer Capital Opportunity Fund, LP, Charles M. Gillman, Michael J. McConnell and Kenneth H. Shubin Stein (collectively “Value Investors for Change”), and MRV Communications, Inc., a Delaware corporation (the “Company”).

RECITALS

A.            The Company’s 2009 Annual Meeting (the “2009 Annual Meeting”) is scheduled to be held on November 11, 2009.

B.            Boston Avenue Capital, LLC and Spencer Capital Opportunity Fund, LP beneficially own in the aggregate 1,937,860 (the “Dissident Shares”) of the Company’s common stock, par value $0.0017 per share (“Shares”) and have, together with the other members of Value Investors for Change and five additional director nominees, filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on October 7, 2009 to nominate eight directors at the 2009 Annual Meeting (the “Dissident Proxy Statement”).

C.            Value Investors for Change and the Company (each a “Party,” and collectively, the “Parties”) hereto agree that it is in the best interests of all stockholders of the Company to come to an amicable agreement with respect to the 2009 Annual Meeting.

NOW THEREFORE, the parties hereby agree as follows:

1.                  The Company agrees, and represents and warrants that the Board of Directors of the Company (the “Board”) has agreed, that Charles M. Gillman, Michael J. McConnell and Kenneth H. Shubin Stein (the “Designated Directors”) will be nominated as directors of the Company, together with Baruch Fischer, Joan Herman, Michael Keane, Noam Lotan, Shlomo Margalit, Igal Shidlovsky and Philippe Tartavull (collectively, the “2009 Nominees”), for election at the 2009 Annual Meeting.  The Company shall use all reasonable best efforts to ensure that the Designated Directors are elected at the 2009 Annual Meeting, including, without limitation, recommending that the Company’s stockholders vote in favor of the election of the Designated Directors and causing all proxies received by the Company to be voted in favor of the Designated Directors, unless the proxy provides otherwise.  The Company further agrees, and represents and warrants that the Board has agreed, that no later than 30 calendar days following the 2009 Annual Meeting, the Board will select from amongst Joan Herman, Michael Keane, Philippe Tartavull and the Designated Directors (the “New Independent Directors”), the Chairman of the Board.

2.                  If for any reason, any of the 2009 Nominees are not elected at the 2009 Annual Meeting, the Parties agree, and the Company represents and warrants that the Board has agreed, that following the 2009 Annual Meeting, the Board will be reconstituted, to the extent permitted by law to include only the 2009 Nominees, which shall be effected, to the extent necessary, by the resignation of any directors who hold over in office under Delaware law who are not 2009 Nominees and the appointment of any 2009 Nominees who were not elected at the 2009 Annual Meeting.  If additional persons who are not 2009 Nominees are elected at the 2009 Annual Meeting, the Parties agree to renegotiate this

Agreement in good faith, including Sections 5, 6 and 7 hereof, to effectuate the intent of this Agreement.  If, during the period of time beginning on the 2009 Annual Meeting date and running to the 2010 Annual Meeting, any or all of the Designated Directors (i) resign or are otherwise unable or unwilling to serve as a director of the Company or (ii) are removed in accordance with the Company’s Amended and Restated Certificate of Incorporation or Bylaws (each as may be subsequently amended and restated), Value Investors for Change shall be entitled to nominate an individual or individuals reasonably deemed to be qualified by the Board (after taking into consideration the Company’s criteria for the selection of directors, but in no event may the Company veto more than two recommendations from the five remaining director nominees from the Dissident Proxy Statement) to serve on the Board in his or their place (each, a “Replacement Nominee”) and the Board shall promptly appoint each Replacement Nominee to the Board to serve for the remainder of the applicable term.  Such Replacement Nominee will be considered a Designated Director for purposes of this Agreement.

3.                  The Company represents and warrants that it has received the irrevocable resignations of Harold Furchtgott-Roth, Guenter Jaensch and Daniel Tsui, effective immediately prior to the 2009 Annual Meeting.  The Company agrees, and represents and warrants that the Board has agreed, that if any of the Designated Directors become unable to serve prior to the 2009 Annual Meeting, Value Investors for Change shall be entitled to designate an individual reasonably deemed to be qualified by the Board (after taking into consideration the Company’s criteria for the selection of directors, but in no event may the Company veto more than two recommendations from the five remaining director nominees from the Dissident Proxy Statement) that the Board will then nominate for election or elect to fill such vacancy.

4.                  Following (i) the Board’s nomination of the Designated Directors to the Board no later than (5) days following the date of this Agreement, (ii) the filing by the Company of its Annual Report on Form 10-K for the year ended December 31, 2008 and (iii) the payment of the fees specified in paragraph 8 of this Agreement, Value Investors for Change agrees to withdraw its nominations with respect to the 2009 Annual Meeting and not to solicit proxies or make any other proposals at the 2009 Annual Meeting.  The Company agrees not to make any other proposals at the 2009 Annual Meeting other than the ratification of the selection of the registered public accounting firm. Value Investors for Change agrees to vote all of the Dissident Shares at the 2009 Annual Meeting for the Designated Directors and the foregoing proposal.  The Company represents and warrants that the Company’s officers and directors have agreed to vote all of their Shares for the Designated Directors.

5.                  The Company agrees, and represents and warrants that the Board has agreed, that Messrs. Gillman and Shubin Stein will become members of the Audit Committee of the Board which will be comprised of a total of four members, Mr. Shubin Stein will become a member of the Nomination and Governance Committee of the Board which will be comprised of a total of three members, and Mr. Gillman will become a member of the Compensation Committee of the Board which will be comprised of a total of three members.  The number of members of each of these committees will be set at the number specified above until the 2011 Annual Meeting unless at least eight members of the Board approve an increase. With respect to the Chairman positions of the Audit Committee and Compensation Committee, one of the New Independent Directors will be appointed as Chairman to each of these committees at the first Board meeting following the 2009 Annual Meeting.

6.                  If at any time subsequent to the date of this Agreement until the 2011 Annual Meeting, the Board creates an additional committee of the Board or a subcommittee of an existing committee (each an “Additional Committee”), the Board, or applicable Committee, shall appoint to the Additional Committee that number of Designated Directors, provided that there are Designated Directors on the Board, necessary such that the appointed Designated Directors will constitute not less than one-third of the members of the Additional Committee.  The Designated Directors shall be entitled to determine which Designated Director(s) shall serve on any Additional Committee.  Provided that there are enough Designated Directors on the Board, the proportion of Designated Directors in each of the Additional Committees will be set at the proportion specified above until the 2011 Annual Meeting unless at least eight members of the Board approve a decrease.  To the extent that an Executive Committee is in existence as of the date of this Agreement, the Company agrees, and represents and warrants that the Board has agreed, that Messrs. Gillman and Shubin Stein will become members of the Executive Committee of the Board which will be comprised of no more than five members until the 2011 Annual Meeting unless at least eight members of the Board approve an increase.

7.                  The Company agrees, and represents and warrants that the Board has agreed, that until the 2011 Annual Meeting of the Company, the size of the Board will not be increased beyond ten members unless at least eight members of the Board approve the increase.

8.                  Within two (2) business days after the date hereof, the Company shall reimburse Spencer Capital Management, LLC, on behalf of Value Investors for Change, for its reasonable and documented out-of-pocket expenses incurred prior to the execution hereof in connection with the Delaware litigation concerning the 2009 Annual Meeting, the nominations, the negotiation of this Agreement, and with regards to the Dissident Proxy Statement, (i) the preparation and filing of all filings required by the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, (ii) the printing expenses of the Dissident Proxy Statement and related materials, (iii) the expenses incurred by Okapi Partners, LLC, the proxy solicitor, (iv) the public relations costs and (v) the fees and expenses of Dewey & LeBoeuf LLP and Abrams & Bayliss LLP, up to $1,000,000.

9.                  The parties hereto agree to issue a joint press release in a form mutually agreed to by the parties.  The parties hereto agree not to say anything disparaging about each other in connection with the matters contained herein or the negotiations leading up to this Agreement.

10.                The Company agrees that as promptly as practicable following the date hereof, the Company shall take all steps reasonably necessary to amend and refile as amended with the SEC, the Proxy Statement on Schedule 14A filed by the Company with the SEC on October 2, 2009 (the “Company Proxy”) to include the Designated Directors as “director nominees” (as used in the Company Proxy) thereunder.  The Company and the Board agree that the Company Proxy (as amended pursuant to the terms of this Agreement) and all other solicitation materials to be delivered to stockholders in connection with the 2009 Annual Meeting shall be prepared in accordance with, and in furtherance of, this Agreement.  The Company will provide Value Investors for Change with copies of any proxy materials or other solicitation materials to be delivered to stockholders in connection with the 2009 Annual Meeting at least one business day, in the case of proxy statements, and at least one business day, in the case of other solicitation materials, in advance of filing such materials with the SEC or disseminating the same in order to permit Value Investors for Change a reasonable opportunity to review and comment on such materials.  Value Investors for Change will provide, as promptly as reasonably practicable, all information relating to the Designated Directors (and other information, if any) to the extent required under applicable law to be included in the Company Proxy (as amended in accordance with the terms of this Agreement) and any other solicitation materials to be delivered to stockholders in connection with the 2009 Annual Meeting. The Company Proxy, as amended pursuant to the terms of this Agreement, shall contain the same type of information concerning the Designated Directors as provided for the incumbent director nominees.

11.                Each of Spencer Capital Management, LLC, Spencer Capital Partners, LLC, Value Fund Advisors, LLC, Boston Avenue Capital, LLC, Yorktown Avenue Capital, LLC and Spencer Capital Opportunity Find, LP shall keep confidential all Confidential Information learned through Board participation of the Designated Directors unless disclosure is required by applicable laws or regulations or by a regulator having jurisdiction over such party.  The term “Confidential Information” shall mean any information that is confidential to the Company; provided that Confidential Information will not include information which (i) becomes lawfully available to the public other than as a result of a disclosure by such party or its representatives, (ii) was lawfully available to such party on a non-confidential basis prior to its disclosure by the Company or its representatives or (iii) lawfully becomes available to such party on a non-confidential basis from a source other than the Company or the Company’s representatives or agents, provided that such source is not bound by a confidentiality agreement with the Company of which such party has been made aware.

12.                The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not strictly performed in accordance with its terms and that each party to this Agreement shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the performance of the provisions hereof, in addition to any other remedy to which any party may be entitled at law or in equity.  In addition, the nonperforming party shall pay the costs and expenses of the other party in obtaining such injunction and/or specific performance, including, without limitation, attorneys’ fees.

13.                The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware (without giving effect to any choice or conflict of law provision).  The Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of Delaware located in Wilmington, Delaware for any action, suit or proceeding arising out of or relating to this Agreement.  The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in such courts and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

14.                All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) upon sending if sent by electronic mail or facsimile, with electronic confirmation of sending, (c) one (1) day after being sent by nationally recognized overnight carrier to the addresses set forth below or (d) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt):

If to the Company:

MRV Communications, Inc.

20415 Nordhoff Street

Chatsworth, California 91311

Attn:  Jennifer H. Painter

Facsimile: (818) 407-5867

with a copy to:

Sullivan & Cromwell LLP

1701 Pennsylvania Ave. N.W., Suite 700

Washington, D.C. 20006

Attn:  Janet T. Geldzahler

Facsimile: (202) 293-6330

If to Value Investors for Change:

Spencer Capital Management, LLC:

1995 Broadway, Suite 1801

New York, New York 10023

Attn:  Dr. Kenneth Shubin Stein

Facsimile:  (646) 349-9642

with a copy to:

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, New York 10019

Attn:  John Altorelli, Esq.

Facsimile: (212) 259-6580

in each case, or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

15.                This Agreement sets forth the complete and exclusive statement of the terms of the Agreement between the Parties hereto and fully supersedes any and all prior agreements or understandings between the Parties hereto pertaining to the subject matter hereof.

16.                Should any part, term or provision of this Agreement be declared or determined by any court to be illegal, invalid or otherwise unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions hereof shall be deemed not to be affected, and the Agreement shall be interpreted and enforced as if such illegal, invalid or unenforceable part, term or provision, to the extent possible, is not contained herein.

17.                The Parties acknowledge and agree that they participated jointly in the negotiation and drafting of this Agreement and the rule of construction that ambiguities are construed against the drafter is hereby waived.

18.                This Agreement may not be modified, amended, supplemented, or terminated except by a written instrument executed by the Parties hereto.

19.                All the terms and provisions of this Agreement shall inure to the benefit of and shall be enforceable by the successors and permitted assigns of the parties hereto.  No Party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Parties hereto.

20.                This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which together shall be deemed to be one and the same Agreement. Executed counterparts may be delivered via e-mail in Portable Document Format (.pdf) or via facsimile transmission.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

MRV COMMUNICATIONS, INC.

By:	/s/ Noam Lotan
	Name:	Noam Lotan
	Title:	Chief Executive Officer

SPENCER CAPITAL MANAGEMENT, LLC

By:	/s/ Dr. Kenneth Shubin Stein
	Name:	Dr. Kenneth Shubin Stein
	Title:	Managing Member

SPENCER CAPITAL PARTNERS, LLC

By:	/s/ Dr. Kenneth Shubin Stein
	Name:	Dr. Kenneth Shubin Stein
	Title:	Managing Member

SPENCER CAPITAL OPPORTUNITY FUND, LP

By:	SPENCER CAPITAL PARTNERS, LLC
General Partner

By:	/s/ Dr. Kenneth Shubin Stein
	Name:	Dr. Kenneth Shubin Stein
	Title:	Managing Member

/s/ Dr. Kenneth Shubin Stein
DR. KENNETH SHUBIN STEIN

BOSTON AVENUE CAPITAL LLC

By:	/s/ Stephen J. Heyman
	Name:	Stephen J. Heyman
	Title:	Manager

YORKTOWN AVENUE CAPITAL, LLC

By:	/s/ Stephen J. Heyman
	Name:	Stephen J. Heyman
	Title:	Manager

VALUE FUND ADVISORS, LLC

By:	/s/ Charles M. Gillman
	Name:	Charles M. Gillman
	Title:	Manager

/s/ Charles M. Gillman
CHARLES M. GILLMAN

/s/ Michael McConnell
MICHAEL MCCONNELL